EXHIBIT 23.1
                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements listed below of our report dated August 17, 1999, except for Note 8, as to which the date was August 31, 1999, with respect to the financial statements of Alternative Technology Resources, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 1999:

Form S-8 No. 33-60100 pertaining to the 3Net Systems, Inc. Employee Savings Plan

Form S-8 No. 33-73166 pertaining to the 3Net Systems, Inc. Employee Savings Plan

Form S-8 No. 33-80186 pertaining to the 3Net Systems, Inc. Special Stock Option Plan

Form S-8 No. 33-80300 pertaining to the 3Net Systems, Inc. 1993 Stock Option/Issuance Plan

Form S-8 No. 33-84576 pertaining to the Nonstatutory Stock Option Agreement by and between 3Net Systems, Inc. and Russell J. Harrison

Form S-3 No. 33-86962 pertaining to 3Net Systems, Inc. common stock being offered by selling stockholders


                                                   ERNST & YOUNG LLP

Sacramento, California
September 21, 1999